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                                                                    EXHIBIT 3(b)


                      METROMEDIA INTERNATIONAL GROUP, INC.
                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF DELAWARE

                                    BY-LAWS

                                   ARTICLE I

                                    OFFICES

     The registered office of Metromedia International Group, Inc. (the "Corporation") in Delaware shall be at 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent, in the State of Delaware, and The Prentice-Hall Corporation System, Inc. shall be the resident agent of this Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held in the month of March, April or May on such date as may be designated by the Board of Directors, and in the absence of any such designation it shall be held on the second Tuesday of April each year, or as soon after such date as may be practicable, in such city and state and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day.

     Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Chairman or Vice Chairman of the Board of Directors. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 3. Notice of Meetings. Written notice of the time, date and place of any stockholders' meeting and the purpose or purposes for which it is called, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

     Section 4. Quorum. Any number of stockholders, together holding at least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Restated Certificate of Incorporation of the Corporation (the same, as it shall from time to time be in effect, is hereinafter referred to as the "Certificate of Incorporation") or by these By-laws.

     Section 5. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at

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which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

     Section 6. Voting List. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder of each class of capital stock of the Corporation. Such list shall be open at the place where the meeting is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

     Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date unless said proxy provides for a longer period. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of common stock registered in his name on the record of stock holders. If the Certificate of Incorporation provides for more than one vote for any share, on any matter, every reference in these By-laws or the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL"), to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. At all meetings of stockholders, the election of directors shall be determined by the affirmative vote of the plurality of shares present in person or by proxy and entitled to vote on the subject matter and all other matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

     Section 8. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

     Section 9. Conduct of Meetings. (a) The Chairman or Vice Chairman of the Board of Directors or, in their absence the President designated by the Chairman or Vice Chairman of the Board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

     (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting or special meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board of Directors or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the provisions of the following paragraph (persons nominated in accordance with (iii) above are referred to herein as "stockholder nominees").

     In addition to any other applicable requirements, all nominations of stockholder nominees must be made by written notice given by or on behalf of a stockholder of record of the Corporation (the "Notice of Nomination"). The Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive office of the Corporation, addressed to the attention of the Secretary, (x) with respect to a Notice of Nomination for an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided,

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however, that in the event that the date of annual meeting of stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, the Notice of Nomination must be so delivered not later than ten (10) days after the first date of public disclosure by the Corporation of the date of the annual meeting of stockholders and (y) with respect to a Notice of Nomination for a special meeting of stockholders, not later than ten (10) days after the first date of public disclosure by the Corporation of the date of the special meeting of stockholders. For purposes of this Section 9(b), public disclosure shall be deemed to be first made when disclosure of such date of the annual meeting or special meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or other comparable national news service, or in a document which has been publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto. Such Notice of Nomination shall set forth (i) the name and record address of the stockholder proposing to make nominations, (ii) the class and aggregate number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Nomination, (iii) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such stockholder nominee to serve if elected, and (iv) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that any proposed nomination of a stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall declare to the meeting and the defective nomination shall be disregarded.

     (c) At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder in accordance with the terms of the following paragraph (business brought before the meeting in accordance with (iii) above is referred to as "stockholder business").

     In addition to any other applicable requirements, all proposals of stockholder business must be made by written notice given by or on behalf of a stockholder of record of the Corporation (the "Notice of Business"). The Notice of Business must be delivered personally to, or mailed to, and received at the principal executive office of the Corporation, addressed to the attention of the Secretary, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of annual meeting of stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, the Notice of Business must be so delivered not later than ten (10) days after the first date of public disclosure by the Corporation of the date of the annual meeting of stockholders. For purposes of this Section 9(c), public disclosure shall be deemed to be first made when disclosure of such date of the annual meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or other comparable national news service, or in a document which has been publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor thereto. Such Notice of Business shall set forth (i) the name and record address of the stockholder proposing such stockholder business, (ii) the class and aggregate number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Business, (iii) a brief description of the stockholder business desired to be brought before the annual meeting and the reasons for conducting such stock holder business at the annual meeting,
(iv) any material interest of the stockholder in such stockholder business and
(v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of stockholders except in

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accordance with the procedures set forth in this Section 9(c), provided, however, that nothing in this Section 9(c) shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure. At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so deter mine, he shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board of Directors may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

     Section 2.  Number, Election, and Terms of Office of Board of
Directors. The business of the Corporation shall be managed by a Board of Directors consisting of not less than seven nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors that would be in office, if no vacancy existed, whether or not present at a meeting. The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1995, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1996 and the term of office of the third class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1997. At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     Section 3. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

     Section 4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

     Section 5. Removal of Directors. Any one or more or all of the directors may be removed, at any time, but only for cause by the holders of at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

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     Section 6.  Election of Directors.  Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election, voting as a separate class.

     Section 7. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of Directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, by the President or by a majority of the Directors.

     Section 9. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Executive Committee may unanimously recommend and the Board of Directors may other wise determine by resolution, notice of any regular meeting also, shall be mailed to each Director addressed to him at his residence or usual place of business at least four days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable or delivered personally or by overnight mail service, telephone or telecopy not later than 24 hours before the time at which the meeting is to be held. Notice of the annual meeting of the Board of Directors shall not be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

     Section 10. Business Transacted at Meetings, Etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

     Section 11. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-laws.

     Section 12. Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Nothing contained in this
Section 12 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 14. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, have the power to attend and participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

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                                   ARTICLE IV

                                   COMMITTEES

     The following committees of the Board of Directors shall be constituted and exist with the membership, functions, powers and authorizations set forth below:
Executive Committee and Audit Committee.

     Section 1. Executive Committee. The Board of Directors shall, by resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board. The Executive Committee shall have reasonable access during normal working hours to all significant information (including all books and records) respecting the Corporation and its assets. Subject to the provisions of the GCL, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management and affairs of the Corporation including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger in connection with the merger of the Corporation and any of its subsidiaries.

     The membership of the Executive Committee may be changed at any time by a resolution of a majority of the entire Board of Directors.

     Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee.

     Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the entire Board of Directors.

     Section 2. Audit Committee. The Board of Directors shall, by resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Audit Committee to hold office at the pleasure of the Board. The function of the Audit Committee shall be (a) to review the professional services and independence of the Corporation's independent auditors and the scope of the annual external audit as recommended by the independent auditors,
(b) to ensure that the scope of the annual external audit is sufficiently comprehensive, (c) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation's internal control systems and the results of the Corporation's internal audits, (d) to review, with management and the independent auditors, the Corporation's annual financial statements, financial reporting practices and the results of each external audit and (e) to undertake reasonably related activities to those set forth in clauses (a) through (d) of this Section 2. The Audit Committee shall also have the authority to consider the qualification of the Corporation's independent auditors, to make recommendations to the Board of Directors as to their selection and retention and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

     Section 3. Other Committees. Other committees may be appointed by the Board of Directors, the members of which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors; provided, however, that no such committee shall have any power not permitted to the Executive Committee under the GCL.

     The membership of any committee of the Corporation may be changed at any time by the Board of Directors. Any vacancy in any committee occurring from any cause whatsoever may be filled from among the directors by the Board of Directors.

     Section 4. Resignation. Any member of a committee may resign at any time by written notice to the Corporation. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     Section 5. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

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     Section 6.  Record of Proceedings Etc.  Each committee shall keep minutes of all meetings thereof, summarizing its acts and proceedings, and shall promptly report the same to the Board of Directors when and as required by the Board of Directors.

     Section 7. Organization Meetings Notices Etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable or delivered personally or by telephone or by telecopy not later than 24 hours before the time at which the meeting is to be held.

     Section 8. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                   ARTICLE V

                                    OFFICERS

     Section 1. Number. The Officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors.

     Section 2. Election Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, if any, and the President shall be Directors of the Corporation, and should any one of them cease to be a Director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

     Section 3. Other Officers. Other officers, including one or more additional Vice-Presidents, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors.

     Section 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

     Section 5. Resignation. Any officer of the Corporation may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

     Section 6. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors.

     Section 7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

     Section 8. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a Director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as are provided for herein and as may from time to time be assigned to him by the Board of Directors.

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     Section 9.  Vice Chairman of the Board of Directors.  The Vice Chairman of
the Board of Directors of the Corporation shall be a Director and shall, in the absence of the Chairman of the Board of Directors, preside, when present, at meetings of the Board of Directors, and shall have such powers and perform such duties as are provided for herein and as may from time to time be assigned to him by the Board of Directors or the Chairman.

     Section 10. President. The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman and the Vice Chairman of the Board of Directors, at all meetings of the Board of Directors. He shall have power to call special meetings of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have responsibility for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

     Section 11. Office of the Chairman. The Office of the Chairman shall be composed of the Chairman, the Vice Chairman and the President. The members of the Office of the Chairman shall have the authority to oversee the day-to-day management of the business and affairs of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee.

     Section 12. Vice-Presidents. The Vice-Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

     Section 13. Secretary. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

     Section 14. Treasurer. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

                                   ARTICLE VI

                                 CAPITAL STOCK

     Section 1. Issue of Certificates of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the Vice-Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, have not ceased to be such officer or officers of the Corporation.

     Section 2. Registration and Transfer of Shares. The name of each person owning any share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares of each class of capital stock held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of

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the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

     The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

     Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

     The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December, inclusive, or consist of such other 12 consecutive months as the Board of Directors may by resolution designate.

     Section 2. Corporate Seal. The corporate seal shall be circular in form, with the name of the corporation in the circumference and the words and figures "Corporate Seal -- 1968 -- Delaware" in the center. The form of the corporate seal of the Corporation may be altered at the pleasure of the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 3. Notices. Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telecopying, telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telecopied, telegraphed or cabled.

     Section 4. Waiver of Notice. Any stockholder, Director or member of a committee may at any time, by writing or by telecopy, telegraph or by cable, waive any notice required to be given under these By-laws, and if any stockholder, Director or member of a committee shall be present at any meeting his presence shall constitute a waiver of such notice unless he shall appear solely for the purpose of objecting to the absence of notice and at the beginning of the meeting shall declare such right to the other stockholders, Directors or committee members then present.

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     Section 5.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

     Section 6. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as may be selected by the Board of Directors or by such officers of the Corporation as may from time to time be designated by resolution of the Board of Directors. For the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation may be endorsed for deposit, assigned and delivered by any officer of the Corps ration, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

     Section 7. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or any Vice President, acting jointly with the Treasurer, shall have the full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting, the President or any Vice President, acting jointly with the Treasurer, or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

                                   ARTICLE IX

                                   AMENDMENTS

     The Board of Directors may from time to time make, alter or repeal the By-laws by a vote of a majority of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of Directors of the Corporation.

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